UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 4, 2023

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway
Fort Worth, TX 76137
(Address of principal executive offices, including zip code)

(877) 415-9990
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Peter J. Kuipers Separation Agreement
As previously disclosed, Mr. Kuipers was terminated without cause from the Company on August 1, 2023 (“Kuipers Separation Date”). In connection with Mr. Kuipers’ termination, the Company and Mr. Kuipers entered into the Separation Agreement dated August 4, 2023 by and between Omnicell, Inc. and Mr. Kuipers (the “Kuipers Separation Agreement”) to memorialize the benefits under the Severance Plan for a Terminating Event outside of the CIC Protection Period, as described above, and provide for the (a) accelerated vesting as of the Kuipers Separation Date of all of Mr. Kuipers’ outstanding restricted stock units and outstanding and earned performance-based restricted stock units that would have otherwise vested within 12 months following the Kuipers Separation Date, and (b) the extension of the period within which Mr. Kuipers may exercise his vested and outstanding options as of the Kuipers Separation Date until the earlier of (i) the 24-month anniversary of such separation date and (ii) the normal expiration date of the applicable stock option.
The foregoing summary is qualified in its entirety by reference to the Kuipers Separation Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Separation Agreement dated August 4, 2023 by and between Omnicell, Inc. and Peter J. Kuipers

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.
Date: August 10, 2023	/s/ Corey J. Manley
Corey J. Manley
Executive Vice President, Chief Legal and Administrative Officer